AIRLINE SERVICES AGREEMENT

      THIS AIRLINE SERVICES AGREEMENT (the "Agreement") is made effective as of the 1st day of July, 1997 by and between MESABA
AVIATION, INC., a Minnesota corporation ("Mesaba"), MESABA HOLDINGS, INC., a Minnesota corporation ("Holdings"), and NORTHWEST AIRLINES, INC., a Minnesota corporation ("Northwest").

                          WITNESSETH:

      WHEREAS, Mesaba and Northwest desire to make certain arrangements between them (including aircraft lease arrangements) which will enable Mesaba to provide connecting commercial turboprop air transportation services to and from Minneapolis/St. Paul, Minnesota and Detroit, Michigan;

      WHEREAS, Holdings, Mesaba and Northwest are each willing to
perform  in  the  manner  and  upon  the  conditions  and   terms
hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Northwest, Mesaba and Holdings do hereby agree as follows:


                           ARTICLE I

                          DEFINITIONS

      Section I.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
Note: The level 3 paragraph numbering has been conformed to the original document for Section 1.1. It does not and should not correspond to the level three paragraph numbering in the rest of the document. That is, in the rest of the document, level 3 is
(a), (b), etc. In Section 1.1, it is and should remain (1), (2), etc.
           (1) the terms as defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

           (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

           (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

      Affiliate means any entity or person directly or indirectly controlling, controlled by, or under direct or indirect common control with, Northwest or Holdings, as the case may be. For purpose of this definition, "control" when used with respect to either Northwest or Holdings means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this Agreement, in no event shall Northwest be deemed to be an Affiliate of either Mesaba or Holdings nor shall either Mesaba or Holdings be deemed to be an Affiliate of Northwest.

      Air Cargo means air freight, United States mail and small package services appropriate for the Aircraft.

      Air Cargo Handling Services means the Air Cargo handling services to be performed pursuant to Section 4.10.

     Aircraft means (i) the thirteen (13) Saab 340A and seventeen
(17) Saab 340B+ turboprop aircraft in Mesaba's fleet as of the Effective Date, (ii) the additional nineteen (19) Saab 340A and twenty-three (23) Saab 340B+ turboprop aircraft which are the subject of the Term Sheet when, as and if such aircraft are added to Mesaba's fleet pursuant to Sections 3.2 and 3.3, (iii) all additional Saab 340 Series aircraft when, as and if such aircraft are added to Mesaba's fleet pursuant to Sections 3.2 and 3.3,
(iv)  the twenty-five (25) Dash 8 turboprop aircraft and the four
(4) Saab 340B turboprop aircraft in Mesaba's fleet as of the Effective Date, and (v) the aircraft which are subject to the Wet Lease Agreement.

      Annual Operating Plan shall have the meaning ascribed to such term in Section 2.12.

      ASM means an Available Seat Mile, i.e. one aircraft seat scheduled to be flown one statute mile on a Scheduled Flight.

     ASM/Passenger Payment means the payment to be made pursuant to Section 5.2(b).

     ASM/Passenger Report means the payment to be made pursuant to Section 5.2(a).

       Baggage Handling Services means the baggage handling services to be performed pursuant to Section 4.9.

     [*]

     [*]

     [*]

     [*]

      Charter Flights means charter flights using the Aircraft, which charter flights, operational arrangements and the compensation to be received by Mesaba in respect thereof are mutually agreed to by Mesaba and Northwest from time to time.


[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

      Complementary Service Cities means those Service Cities which Northwest serves or may subsequently serve to and from one or both of the Hub Cities during the term of this Agreement and which Mesaba also serves (or may serve) to and from one or both of the Hub Cities.

      Default  means  the  occurrence of an event  set  forth  in
Article X, and the expiration of any cure period provided therein without cure or other remedial action having occurred, permitting termination of this Agreement.

      Designator means "NW" or such other designator code as Northwest may specify to identify Northwest's own flights.

      Direct Costs means Northwest's or Mesaba's, as applicable, actual costs for goods and services without any surcharge for administrative or general overhead expense.

      DOT means the United States Department of Transportation or any successor to its functions with respect to the regulation of air transportation.

      DOT Certification means any and all certifications and approvals by the DOT, the FAA and other regulatory agencies required for Mesaba to operate the Aircraft and to perform pursuant to the terms of this Agreement and all Governmental Regulations.

      Effective Date means the date specified in Section 10.1 of this Agreement.

      Existing Saab 340B+ Subleases shall have the meaning ascribed to such term in Section 3.3.

     FAA means the Federal Aviation Administration.

     [*]

      GAAP means generally accepted accounting practice and principles at the time prevailing for companies engaged in businesses similar to that of Mesaba, consistently applied.

      Governmental Regulations means the rules and regulations prescribed by any local, state or federal unit of government having authority and jurisdiction to regulate the business and affairs of an air carrier having DOT Certification, including without limitation, the DOT and the FAA.

     Hub Cities means Minneapolis/St. Paul, Minnesota ("MSP") and
Detroit, Michigan ("DTW").

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

      Identification means the trade name (including "Northwest Airlink" or any similar or other name), trademarks, service marks, graphics, logo, distinctive color schemes and other identification selected by Northwest in its sole discretion for the Regional Airline Services to be provided by Mesaba, whether or not such identification is copyrightable or otherwise protected or protectable under federal law.

     [*]

     [*]

     [*]

     Northwest Nominee means an individual designated to serve as a director of Holdings and Mesaba by Northwest (1) who is either an officer or director of Northwest or an individual of recognized standing and reputation in the airline industry and
(2) with respect to whom Holdings would not be required to make any disclosures in its proxy statements of matters required to be disclosed pursuant to Item 401(f)(2) through (6) of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission.

      Northwest Tickets shall have the meaning ascribed to such term in Section 4.8(a).

     [*]

     Performance Period means each six (6) month period ending on a June 30 or December 31 occurring during the term of this Agreement.

      PPI means Producer Price Index for finished goods published by the United States Department of Labor, Bureau of Labor
Statistics, and any comparable successor index.

      Primary Service Cities means those Service Cities to  which
Mesaba provides service, but which are not served by Northwest.

     [*]

      Regional Airline Services means the provisioning by Mesaba to Northwest of Scheduled Flights using the Aircraft in accordance with this Agreement and includes Scheduled Flights operated by Express Airlines I, Inc. pursuant to the Wet Lease Agreement.

      Regional  Jet  Services Agreement means  the  Regional  Jet
Services  Agreement dated as of October 25, 1996 among  Holdings,
Mesaba and Northwest.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

      Scheduled Flights means revenue passenger flights (other than charters) which, regardless of frequency, are held out to the public and published in the customary and applicable schedule distribution systems, such as the OAG, or published by Northwest in its own system timetables.

      Service Cities means those cities identified from time to time by Northwest to which Mesaba shall provide Regional Airline
Services.

      Stock Purchase Warrant shall have the meaning ascribed to such term in Section 12.16.

      Subleases means the sub-subleases, subleases and/or leases to be entered into pursuant to Section 3.3 and the Existing Saab
340B+ Subleases.

      Subsidiary  means  a  corporation  more  than  50%  of  the outstanding equity interest of which is owned, directly or indirectly, by Mesaba or by one or more other Subsidiaries, or by Mesaba and one or more other Subsidiaries, which equity interest entitles the owner(s) thereof to direct the policies and operations of such corporation.

      Support Agreements shall have the meaning ascribed to such term in Section 3.6.

     Term Sheet means the Term Sheet Proposal for the Acquisition of Saab 340 Aircraft by Mesaba Aviation, Inc, signed by Mesaba,
Fairbrook  Leasing, Inc., and Saab Aircraft of America,  Inc.  on
March 7, 1996.

      Termination Date means the date on which this Agreement terminates whether by its term or as a result of a Default.

      Ticketing Services means the ticketing services to be performed pursuant to Section 4.8.

      Wet Lease Agreement means the Aircraft Wet Lease Agreement dated as of June 3, 1997 between Express Airlines I, Inc. and
Mesaba.


                           ARTICLE II

             PROVISION OF REGIONAL AIRLINE SERVICES

      Section II.1 Operation of Scheduled Flights. Subject to the terms and conditions of this Agreement, Mesaba shall use the Aircraft to operate Scheduled Flights between the Hub Cities and such Service Cities as shall be designated by Northwest from time to time in its sole discretion. All schedules and aircraft routing for such Scheduled Flights and all utilization of the Aircraft shall be determined by Northwest from time to time, in its sole discretion, subject to the reasonable operating constraints of Mesaba taking into consideration reasonable maintenance, crew training and Aircraft rotation requirements. Block times shall be mutually agreed to by Mesaba and Northwest and set in conformity with standard industry practices and Aircraft type.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Section II.2 Use of Designator, Identification and Related Matters. Mesaba shall operate the Scheduled Flights provided under this Agreement using the Designator. The Scheduled Flights shall be identified by Mesaba solely with flight numbers assigned by Northwest. Mesaba shall use the Identification determined by Northwest from time to time, in its sole discretion, for the Aircraft, and for all facilities, equipment, uniforms and printed materials used in connection with the Regional Airline Services; provided, however, all Mesaba uniforms (as opposed to the use of the Identification thereon) shall be determined by Mesaba provided that such uniforms shall at all times be consistent with Mesaba's existing uniform standards. Northwest shall have exclusive control over the use and display of the Designator and Identification. Any use of the Identification by Mesaba not specifically approved by this Agreement shall be subject to the prior written approval of Northwest.

      Section II.3 Use of Other Designators. Mesaba shall not use on the Aircraft its own airline designator (except as otherwise required by Governmental Regulations) or the airline designator, logo, or any other identifying feature of another foreign or United States airline, without the express prior written consent of Northwest, or unless Northwest directs Mesaba to use such other designator, logo, or identifying feature.

     Section II.4 Personnel and Dispatch Control. Mesaba shall be responsible for providing all crews (flight and cabin) to operate the Scheduled Flights and for all aspects (personnel and other) of dispatch control.

      Section II.5 Inventory Management. Northwest shall have complete control over all inventory management functions for all Scheduled Flights operated pursuant to this Agreement, including, without limitation, overbooking levels, discount seat levels and allocation of seats among the various fare buckets. In performing Mesaba's inventory management, Northwest shall conform with its own procedures and standards, taking into account the type of Aircraft operated by Mesaba.

     Section II.6 Passenger Fares. Northwest shall be the sole authority for filing tariffs for Scheduled Flights operated pursuant to this Agreement and Northwest shall establish all passenger fares for Scheduled Flights operated pursuant to this Agreement. All charges for filing of fares or tariffs for Scheduled Flights operated pursuant to this Agreement shall be paid by Northwest.

      Section II.7 DOT Certification. Mesaba has and shall maintain DOT Certification and all other permits, licenses, certificates and insurance required by governmental authorities and Article IX hereof to enable Mesaba to perform the services required by this Agreement.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

      Section II.8 Compliance With Governmental Regulations. All flight operations, dispatch operations and flights and all other operations undertaken by Mesaba pursuant to this Agreement shall be conducted and operated by Mesaba in strict compliance with all Governmental Regulations, including, without limitation, those relating to airport security, the use and transportation of hazardous materials, crew qualifications, crew training and hours. All Aircraft shall be operated and maintained by Mesaba in strict compliance with all Governmental Regulations, Mesaba's own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturer's instructions. At all times, Mesaba shall operate with the highest standards of care.

      Section II.9 Quality of Service. Northwest procedures, performance standards and means of measurement thereof concerning the provision of air passenger and air cargo services shall be applicable to all services provided by Mesaba under this Agreement and Mesaba shall achieve the same quality of airline service provided by Northwest, subject to limitations imposed by the type of Aircraft used by Mesaba, its route network and the availability of equipment and facilities at certain Service Cities. Mesaba shall maintain adequate staffing levels to ensure the same level of customer service and operational efficiency that Northwest achieves; Mesaba shall cooperate with Northwest in any way necessary or desirable to provide such comparable level of customer service in connection with the operation of Regional Airline Services; and Mesaba shall maintain new hire and recurrent training programs for all job descriptions.

      Section II.10  Service Standards.  Without limiting Section
2.9, Mesaba shall achieve the following specific performance standards.

           (a) Minimum Completion Factor. Mesaba shall achieve not less than [*] completion factor for all Scheduled
     Flights which are scheduled to be operated by Mesaba during each Performance Period. [*].

          (b)  Minimum On-Time Reliability.  Mesaba shall achieve
     [*]  on-time arrival factor for all Scheduled Flights  which
     are   scheduled  to  be  operated  by  Mesaba  during   each
     Performance Period. [*]

            (c)   Mishandled  Luggage  Factor.   The  number   of
     incidences of mishandled luggage by Mesaba shall not  exceed
     [*]   per  1,000  enplaned  revenue  passengers  during  any
     Performance Period. [*].

            (d)   Customer  Complaints  Factor.   The  number  of
     customer  complaints  received by Northwest  in  respect  of
     Regional Airline Services shall not exceed [*] per 1,000 enplaned revenue passengers during any Performance Period.

           (e) Operational Oversales Factor. The number of denied boardings by Mesaba due to operational oversales in respect of Regional Airline Services shall not exceed [*] per 1,000 enplaned revenue passengers during any Performance Period. [*].

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Section II.11  Passenger Amenities. [*].

      Section  II.12  Annual Operating Plan.  At  least  90  days prior to January 1 of each year during the term of this Agreement, Mesaba and Northwest shall confer and prepare an operating plan for the succeeding calendar year, which plan shall include (i) Northwest's determination with respect to the schedule and routing for all Scheduled Flights for such year,
(ii) Northwest's designation of the Service Cities to which Mesaba shall operate Regional Airline Services, (iii) Northwest's schedule of specific dates for the commencement of service to new Service Cities, if any, (iv) Northwest's determination of the number of Aircraft to be added to or removed from Mesaba's fleet (subject to Section 3.2), and (v) such other matters as Northwest and Mesaba shall determine (as amended in accordance with this
Section 2.12, the "Annual Operating Plan"). Northwest and Mesaba shall meet and confer on a quarterly basis (or more frequently if requested by either Northwest or Mesaba) to review the implementation of the Annual Operating Plan and to discuss any changes to the Annual Operating Plan. In the event Northwest elects to alter the Annual Operating Plan during the course of a year, Northwest shall provide at least 60 days prior notice to Mesaba. Notwithstanding the foregoing provisions of Section 2.12, Northwest agrees that it shall promptly notify Mesaba of any determination by Northwest to increase or decrease Mesaba's fleet size but in no event shall Northwest provide Mesaba less than 60 days prior notice.

      Section II.13 Inflight Supplies. Northwest shall furnish Mesaba, at [*] and at Mesaba's request, adequate supplies of its customary inflight supplies including, but not limited to, the Northwest inflight magazine, cups, napkins and sugar in a form similar or identical to that used by Northwest.

      Section II.14 Exclusivity. Except for the rights of Express Airlines I, Inc. during the term of the Wet Lease Agreement, Mesaba shall have the exclusive right to use the Identification and Designator for Scheduled Flights which (i) originate or terminate at either of the Hub Cities and (ii) use turboprop aircraft.


                          ARTICLE III

                            AIRCRAFT

      Section III.1 Use of the Aircraft and Fleet Composition. Mesaba agrees (a) that the Aircraft may be used only to provide and/or support Charter Flights or the Regional Airline Services contemplated by this Agreement, (b) that the Aircraft may not be used by Mesaba for any other purpose without the prior written consent of Northwest, and (c) that neither Mesaba (except as contemplated by the Regional Jet Services Agreement) nor any of its Subsidiaries shall acquire or lease any aircraft other than the Aircraft.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Section III.2  Fleet Size and Related Matters.

          (a) Determination of Fleet Size. Northwest and Mesaba agree that all Saab 340 Series aircraft which are the subject of the Term Sheet shall be acquired when, as and if determined by Northwest (subject to contractual requirements arising from the Term Sheet as such requirements may exist from time to time) and that a Sublease shall be entered into with respect to each such aircraft as contemplated by
     Section 3.3. Northwest, in its sole discretion, shall have the right to require additional Saab 340 Series aircraft to be added to Mesaba's fleet beyond the number contemplated by the Term Sheet and to require the removal of Aircraft from Mesaba's fleet; provided, however, [*]. A Sublease shall be entered into with respect to each such additional aircraft as contemplated by Section 3.3. Mesaba shall determine the appropriate level of spare Aircraft to be included in Mesaba's fleet from time to time; provided, however, in no event shall the number of spare Aircraft in Mesaba's fleet exceed [*] of the total number of Aircraft then in Mesaba's fleet.
           (b) Induction and Termination Costs. All one-time expenses which are associated with inducting Aircraft shall be paid [*]. If Northwest determines to reduce the number of Aircraft in Mesaba's fleet, Northwest agrees to terminate the Sublease with respect to any excess Aircraft as of the date of removal from Mesaba's fleet; the determination of the number of excess Aircraft shall take into account Northwest's determination of the number of scheduled Aircraft and Mesaba's determination of the number of spare Aircraft, and Aircraft not scheduled due to normal reoccurring seasonal adjustments and maintenance requirements shall not constitute excess Aircraft. All return costs and expenses associated with the return of excess Aircraft shall be paid by [*].

      Section III.3 Sublease of the Aircraft. As of the Effective Date, Mesaba and Northwest (and/or a Northwest
Affiliate) have entered into subleases with respect to the seventeen (17) Saab 340B+ aircraft, each with [*] (the "Existing Saab 340B+ Subleases"). Mesaba and Northwest agree to enter into (or, as to Northwest, Northwest agrees to cause such Northwest Affiliate as Northwest may designate to enter into) a Sublease with respect to (a) the thirteen (13) Saab 340A aircraft in Mesaba's fleet as of the Effective Date, (b) the additional Saab 340A and Saab 340B+ aircraft which are the subject of the Term Sheet when and as delivery of each such aircraft is made and (c) each other Saab 340 Series aircraft (other than the four (4) Saab 340B turboprop aircraft in Mesaba's fleet as of the Effective
Date) when, if and as delivery of each such aircraft is made.

      Section III.4 Terms of the Subleases. Each Sublease shall have the following terms:

           (a) with respect to Saab 340B+ and 340B Aircraft, the term of each Sublease shall be for a period ending on the Termination Date; and with respect to Saab 340A Aircraft, the term of each Sublease shall be for a period ending on the earlier of the Termination Date or the date which corresponds [*] subject to the Sublease; provided, however, no Sublease shall be for a term longer than the term of the applicable head lease;

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

          (b) with respect to Saab 340A Aircraft, the rent shall not exceed [*] per month; and with respect to Saab 340B and 340B+ Aircraft, the rent shall not exceed [*] per month;

            (c) the other terms of the Sublease shall be substantially the same as the terms of the applicable head lease; provided, however, (i) unless Northwest agrees otherwise, each Sublease shall not contain any buyout rights, renewal options, purchase options or other similar rights or options provided for in the head lease, (ii) in determining whether certain terms (such as those relating to self-insurance requirements and past due charges, for example) are substantially similar, the relative creditworthiness of Northwest and Mesaba shall be considered, and (iii) any events of default and/or termination rights shall be the same as those set forth in the Existing Saab 340B+ Subleases.

           (d) the Sublease shall contain such other terms as Northwest shall request of Mesaba to conform provisions of the Sublease to the head lease and any ancillary documents actually entered into by Northwest or its Affiliate in connection with such Aircraft.

     Section III.5 Aircraft Maintenance, Servicing and Cleaning. Mesaba shall be responsible for all aspects of the maintenance, servicing and cleaning of the Aircraft (except for cleaning in Complementary Service Cities pursuant to the ground handling services agreement contemplated by Section 4.6).

      Section III.6 Related Transfer Arrangements. All leases and subleases of ground support equipment, tooling and spare parts inventory agreements and vendor and/or maintenance agreements with respect to the Aircraft (collectively "Support Agreements") entered into by Mesaba after the Effective Date shall be assignable to Northwest without the consent of the other party to such Support Agreement on a termination of this Agreement. Mesaba shall assign all such Support Agreements to Northwest on a termination of this Agreement and shall use its best efforts to obtain the consent of the other party to any such Support Agreements in effect as of the Effective Date and, subject to obtaining such consents, if necessary, shall assign such Support Agreements to Northwest on a termination of this Agreement. On a termination of this Agreement, Mesaba shall sell to Northwest, and Northwest shall purchase from Mesaba, all ground support equipment, tooling and spare parts inventory then owned by Mesaba for an amount equal to [*].

      Section III.7 Fuel. Northwest shall provide to Mesaba the following administrative services: (i) Northwest's negotiation of fuel supply, fuel storage and into-plane service contracts for the Aircraft, (ii) payment of all into-plane and fuel invoices in respect of the Aircraft, (iii) monthly reconciliations with respect to fuel usage, inventory and purchases, and (iv) monthly reports with respect to fuel usage by station, Aircraft type and Aircraft. Mesaba shall pay to Northwest each month during the

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment term of this Agreement [*] multiplied by the number of gallons of aircraft fuel used by Mesaba during such month.  Northwest  shall bill  Mesaba  on  a monthly basis and payment shall  be  made  in accordance  with  Section 5.7.  Mesaba shall have  the  right  to audit  on a semi-annual basis the determination of the number  of gallons  of  aircraft fuel used and shall report any disputes  to
Northwest.   Any  dispute not reported to  Northwest  in  writing
within thirty (30) days of the conclusion of such audit shall be deemed waived.

     Section III.8 Deicing and Glycol. Mesaba shall provide, at its sole expense, all deicing services for its Aircraft at the Hub Cities and the Primary Service Cities and Northwest shall provide, at its sole expense, all deicing services at Complementary Service Cities. Northwest and Mesaba shall negotiate a separate agreement whereby Northwest will provide glycol and back-up deicing services at the Hub Cities to Mesaba and Mesaba shall reimburse Northwest on a monthly basis in accordance with Section 5.7 for the Direct Cost of glycol used and deicing services provided. If the amount of glycol used cannot be calculated, then such invoices shall reflect estimates based on average glycol use by Aircraft type and number of applications.

                           ARTICLE IV

                     ANCILLARY ARRANGEMENTS

     Section IV.1   Coordination with Mesaba.

           (a) Schedules and Timetables. Northwest shall file and maintain schedules with all applicable schedule distribution systems for all Scheduled Flights, and such schedules shall be filed and maintained by Northwest together with the schedules for its flights. Northwest shall include and list all Scheduled Flights providing Regional Airline Services in the schedule publication program of Northwest. Northwest shall, at its expense, furnish to Mesaba, an adequate supply of current printed Northwest timetables and contracts of carriage consistent with Governmental Regulations and Northwest's timetable publication program in Northwest's format and colors for use by Mesaba. Northwest shall include Scheduled Flights operated by Mesaba in all appropriate flight information systems on which Northwest flights are listed.

           (b) Travel Privileges. Northwest and Mesaba shall enter into a separate agreement with respect to travel privileges which each shall make available to the employees and directors of the other. The terms of such travel privileges shall be substantially as set forth on Exhibit B attached hereto.

           (c) U.S. Weather Bureau Information. Upon request of Mesaba or its flight crews, Northwest shall at its sole cost furnish Mesaba such U.S. Weather Bureau information or data as may be available to Northwest; provided, however, that neither Northwest nor its employees will be responsible or liable for the accuracy thereof. So long as Northwest shall maintain its communications link with the National Weather

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Service, Northwest shall provide the necessary communications to permit Mesaba to continue providing weather data to the National Weather Service. Northwest shall provide any available National Weather Service data through computer link-up to Mesaba.

      Section IV.2 Functions Provided by Mesaba. At Primary Service Cities, Mesaba shall employ its own ground support equipment and personnel or a contract agent to perform the following functions: (a) all gate check-in activities, (b) passenger enplaning/deplaning, (c) aircraft loading/unloading, and (d) passenger ticketing. At Complementary Service Cities and the Hub Cities, Mesaba shall use only its own personnel and equipment (or, subject to the execution of the agreement contemplated by Section 4.6, Northwest's personnel and equipment) to perform the functions described in this Section 4.2, except for (i) passenger ticketing at Complementary Service Cities and Hub Cities and (ii) airside busing, sky cap and wheel chair services at the Hub Cities, [*].

     Section IV.3   Facilities.

          (a) Hub Cities. Exhibits C and D hereto set forth the facilities to be provided by Northwest to Mesaba at the Hub Cities. Northwest shall bill to Mesaba and Mesaba agrees to pay to Northwest as rentals the amounts calculated in accordance with the formulas contained in Exhibits C and D. In the event Mesaba requires additional facilities at either of the Hub Cities caused by the expansion of Regional Airline Services, Northwest shall supply such necessary, additional facilities at no charge to Mesaba. Northwest and Mesaba agree that Northwest may relocate Mesaba to comparable facilities contiguous to Northwest leased premises, ramp, gate and office space, provided that (i) Northwest pays to Mesaba relocation expenses and unamortized improvements expenses, and (ii) the rental costs payable by Mesaba do not exceed the amounts calculated in accordance with the formulas contained in Exhibits C and D; provided, however, relocation expenses and unamortized improvement expenses associated with Mesaba's move to the new Midfield Terminal at DTW and its relocation within the Green Concourse at MSP shall be borne [*].
           (b) Service Cities. At Complementary Service Cities, Northwest shall provide Mesaba with adequate facilities and the parties will endeavor, subject to the legal requirements of the lessors at such cities, to enter into agreements whereby Mesaba will sublet such facilities from Northwest. The rentals and/or the formulas for determining rentals for subleases existing as of the Effective Date shall [*] and the rentals and/or related formulas for future subleases shall be mutually agreed to by Mesaba and Northwest. Northwest shall cooperate with Mesaba's efforts to become a signatory carrier at such airports. At Primary Service Cities, Mesaba shall be solely responsible for all of its facilities requirements; provided, however, if Northwest leases facilities at a Primary Service City, Mesaba shall sublease such facilities from Northwest provided (i) the rentals with respect to such space do not exceed [*], and
     (ii) the sublease of such facilities does not cause Mesaba to cease to be a signatory carrier at such Primary Service City.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

           (c) Passenger Facility Charges. Northwest shall be responsible for the payment of all passenger facility charges, if any, at all Service Cities and the Hub Cities.

           (d) Landing Fees. Mesaba shall be responsible for landing fees at all airports to which it provides Regional Airline Services pursuant to this Agreement.
           (e) Signage. Subject to Governmental Regulations, Mesaba shall display at all ticketing and check-in locations such signage or other forms of advertisement to identify and promote Northwest's service as Northwest may specify. All signage utilizing the Identification shall be provided by Northwest at its expense and shall be the property of Northwest.

      Section IV.4 Data Communications. Mesaba shall pay to Northwest monthly an amount not to exceed Northwest's Direct Cost for telephone data circuit lines to all Service Cities. Northwest shall provide at Primary Service Cities and Hub Cities, at its sole expense, to Mesaba the use of computer reservation terminals, printers and modems, including hardware, software and maintenance support for such equipment.

       Section IV.5 Security. As of the Effective Date, Northwest has provided for Mesaba's use the security equipment in place at all existing Primary Service Cities and the Hub Cities. Northwest agrees to provide, at Northwest's sole expense, for Mesaba's use at all new Primary Service Cities the same type of security equipment. Any additional security equipment required due to future Governmental Regulations shall be provided by Mesaba at its sole expense, except at the Hub Cities at which Northwest shall provide any such additional security equipment at its expense. Mesaba agrees to pay: (i) at Primary Service Cities all or its allocated share of all maintenance expenses associated with all security equipment and to pay all or its allocated share of all personnel expenses (including overtime) associated with the operation of the equipment and all airport security related functions, including, without limitation, passenger screening and activities related to security directives imposed by Governmental Regulations; (ii) at Complementary Service Cities its allocated share of all such maintenance and personnel expenses (including overtime); and (iii) at the Hub Cities, all of such maintenance and personnel expenses (including overtime) associated with the security equipment and passenger screening at the regional terminals.
      Section IV.6 Ground Handling Agreement. Subject to the execution of a separate ground handling services agreement, Northwest agrees to provide ground handling services specified in
Section 4.2 to Mesaba at all Complementary Service Cities at the rate of [*]. Such rates shall be adjusted each April 1 by increasing such rates by the percent increase, if any, in the PPI, which increase occurred during the immediately preceding twelve month period; but in no event shall an annual adjustment result in an increase of more than [*]. Mesaba shall at its sole expense provide to Northwest any specialized equipment necessary to handle the Aircraft.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Section IV.7 Reservation Services. During the term of this Agreement, Northwest personnel shall handle, at its sole expense, reservations for all passenger air transportation on Scheduled Flights operated pursuant to this Agreement. Reservations shall be handled in the same manner and subject to the same standards utilized by Northwest for its own reservations. All reservations shall be made in the name of Northwest unless otherwise required by Governmental Regulations.

     Section IV.8   Ticketing Services and Ticketing Procedures.

           (a) Ticketing Services. At all of its ticketing locations, Northwest shall, [*], sell, issue and exchange tickets for passenger air transportation on all Scheduled Flights to be operated pursuant to this Agreement utilizing Northwest ticket stock and all related accounting forms printed with the Northwest logo, name and format ("Northwest Tickets"); and at all of its ticketing locations, Mesaba shall sell, issue and exchange Northwest Tickets for passenger air transportation on all Scheduled Flights to be operated pursuant to this Agreement and to be provided by and over the routes of Northwest (collectively, "Ticketing Services"). Tickets may also be issued by air carriers and other agencies other than Northwest for travel to be performed by Mesaba.

          (b) Ticketing Procedures. The procedures followed and standards applied by Northwest in performing the Ticketing Services shall conform in all respects to Northwest's own procedures and standards. Mesaba employees performing Ticketing Services shall adhere to Northwest's procedures and standards.

           (c) Frequent Flyer Program. Mesaba agrees to accept Northwest frequent flyer tickets. All travel under the frequent flyer program solely on Mesaba shall entitle a passenger to such credit as shall be equivalent to the credit offered on Northwest for comparable mileage segments.

           (d) Supplies. Northwest shall, [*], provide an adequate supply of ticket office forms and specialized supplies (such as baggage tags but excluding normal office supplies such as paper, stationery, envelopes, memo pads and the like) identified with Northwest's logo for use by Mesaba.

           (e) Ticketing Costs. All travel agency commissions attributable to Scheduled Flights shall be [*]. [*] shall pay all computer reservation system fees and net ticket or fees attributable to passengers on Scheduled Flights. [*].

     Section IV.9   Baggage Handling Services.  "Baggage Handling
Services" shall consist of the following:

           (a)   At all Complementary and Hub Cities, Mesaba  and
     Northwest shall exchange and transfer baggage in accordance with procedures to be mutually agreed upon and generally utilized by the parties.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

          (b)  The procedures utilized in performing such Baggage
     Handling   Services  shall  conform  in  all   respects   to
     Northwest's own standards and procedures as adapted to Mesaba's Aircraft and operations.

           (c) For purposes of claims, Mesaba will be treated as if it were a party to standard industry ticketing and baggage agreements with Northwest and other air carriers. Mesaba will make available at the request of any passenger excess valuation insurance, if any, offered by Northwest to the extent such insurance covers Mesaba's flights and Northwest's flights.

      Section  IV.10   Air Cargo Handling Services.   "Air  Cargo
Handling Services" shall consist of the following:

           (a) At each location at which Northwest operates Ticketing Services, Northwest shall [*] accept Air Cargo for and on behalf of Mesaba for shipment on flights to be operated by and over the routes of Mesaba or Northwest. Northwest shall issue air waybills for Mesaba covering Air Cargo and shall prepare a "transfer manifest" for each Mesaba flight on which there shall be an Air Cargo shipment which transfer manifest shall set forth all Air Cargo to be carried on the flight.

           (b) Mesaba shall provide Air Cargo handling services to Northwest at Mesaba's ticketing locations for and on behalf of Northwest for flights to be operated by and over the routes of Mesaba and Northwest in accordance with Northwest's procedures and standards.

           (c) For Air Cargo carried on both a Mesaba flight and Northwest flight, Mesaba and Northwest shall charge rates in accordance with Northwest's applicable rates and tariffs; such revenues shall be [*]. Mesaba, in its discretion may establish charges for Air Cargo service in markets where the Air Cargo is carried solely on Mesaba and revenues from such Air Cargo shall be retained by Mesaba.

           (d) For purposes of claims, Mesaba will be treated as if it were a party to standard industry ticketing and baggage agreements with Northwest and other air carriers.

           (e) Northwest shall, at its sole expense, supply Mesaba with all necessary Air Cargo forms and supplies in an agreed upon form with the Northwest logo and name. Northwest and Mesaba shall utilize such forms when accepting Air Cargo for transport on Mesaba's flights.

      Section IV.11 Marketing Position. Mesaba shall employ one incremental full-time marketing support person whose primary function will be to maximize passenger revenue for Regional Airline Services (the "Sales Manager"). The Sales Manager must successfully complete the Northwest sales training course. The duties for the Sales Manager shall include, but not to be limited

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment
to,   attending   press  release  functions,   city   promotional
activities,   coordinating  travel  agency   functions,   working
directly  with the Northwest sales force to coordinate  effective
Regional Airline Services marketing and sales plans and providing monthly  sales  reports to Northwest.  Mesaba shall  provide  the
Sales   Manager   with  adequate  office  space  and   equipment,
administrative  support  and staff to  perform  these  functions.
[*].
      Section  IV.12  Use of Comat.  Northwest and  Mesaba  shall each  provide to the other, at no cost to the other and on a non-
discriminatory basis, access to its respective Comat  system  for the  movement  and  acquisition of priority aircraft  maintenance parts and other company material.  Northwest's failure to deliver timely  a maintenance component via COMAT shall not be considered a  Northwest caused delay for purposes of calculating the on-time
performance  and  completion  factors.   All  access   shall   be
consistent  with  Northwest's and Mesaba's  respective  published
Comat procedures and policies, as amended from time to time.


                           ARTICLE V

                   REVENUES; PAYMENTS; SETOFF

      Section V.1 Revenues. Mesaba acknowledges and agrees that all revenues resulting from the sale and issuance of passenger tickets associated with the operation of the Aircraft and all other sources of revenue associated with the operation of the Aircraft are the sole property of Northwest, except revenue in respect of (a) beverage services and nonrevenue pass travel which shall be the property of Mesaba and (b) Air Cargo Handling Services which shall be divided in accordance with Section 4.10(c). Northwest hereby appoints Mesaba as its agent, and Mesaba hereby agrees to act as Northwest's agent, at all Mesaba ticketing locations in connection with the sale and issuance of all passenger tickets and airway bills by Mesaba and with the same duties owed to Northwest in that capacity as is customary in the industry between airlines. Mesaba agrees to observe all Northwest procedures and standards applicable to the issuance of tickets, to the collection and remittance of the proceeds of such sales. Nothing in this Section 5.1 shall be deemed to alter or conflict with the provisions of Section 9.1 hereof.

     Section V.2    ASM/Passenger Payment to Mesaba.

           (a) ASM/Passenger Reports. Mesaba shall provide to Northwest periodic reports with respect to the number of actual, completed ASMs and enplaned revenue passengers (each in respect of Regional Airline Services) in accordance with the following schedule in each calendar month during the term of this Agreement:

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     DAY OF MONTH REPORT DUE  PERIOD COVERED BY REPORT

          22                       1ST - 15TH OF MONTH

           7                       COMPLETE PREVIOUS MONTH

          (b) Payment Schedule. Northwest shall remit to Mesaba by wire transfer of immediately available funds by the close of business on the 26th day of each calendar month (or the next banking day if the 26th is a bank holiday), as a provisional payment, Mesaba's ASM/Passenger Payment for the period covered by the ASM/Passenger Report furnished by Mesaba on the 22nd day of the month. Northwest shall remit to Mesaba by wire transfer of immediately available funds by the close of business on the 11th day of each month (or the next banking day if the 11th is a bank holiday), as a final payment, Mesaba's ASM/Passenger Payment for the preceding month, less the amount of the provisional payment made on the 26th day of the preceding month. For purposes of this
     Section 5.2, Mesaba's ASM/Passenger Payment for any period will be equal to [*]. Adjustments arising from Northwest's audit of the ASM/Passenger Report may be made within forty-five (45) days following the end of each month.

           (c) Destination By Other Means. If Mesaba transports a revenue passenger to his or her destination by another means (bus, train, taxi, etc.) due to a flight cancellation, Northwest shall reimburse Mesaba for [*]. Mesaba shall include such reimbursement request in its ASM/Passenger Report pursuant to Section 5.2(a) and payment of the reimbursement amount shall be included with the next wire transfer in accordance with Section 5.2(b). Mesaba shall use its best efforts to minimize the transportation of
     passengers   by   other  means  and  the  costs   associated
     therewith.

     Section V.3    ASM and [*].  [*].

     Section V.4    Weather Related Adjustment.  [*].

      Section V.5 Incentives and Penalties. Mesaba shall be subject to certain performance incentives and penalties described in Sections 5.5(a), 5.5(b), 5.5(c), 5.5(d), 5.5(e), 5.5(f),
5.5(g) and 5.5(i) ("Performance Criteria") which shall be added to or deducted from the ASM/Passenger Payment. If Mesaba exceeds any operational criterion an incentive payment shall be made by Northwest. If Mesaba does not achieve the performance criterion, then a penalty shall be charged against amounts owing to Mesaba. Any incentive payment or penalty charge incurred by meeting or failing to meet Performance Criteria shall be made in the wire transfer due on the 26th day of the second month following the end of the Performance Period in question pursuant to Section 5.2(b).

           (a)  Completion Factor.  If Mesaba's completion factor
     (calculated in accordance with Section 2.10(a)) is less than [*] for a Performance Period, Northwest shall receive from

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Mesaba [*] during the applicable Performance Period. If Mesaba's completion factor is greater than [*] for a Performance Period, Northwest shall pay to Mesaba [*] during the applicable Performance Period, and if Mesaba's completion factor is greater than [*] for such Performance Period, Northwest shall also pay to Mesaba an additional [*] during such Performance Period.

            (b) On-Time Factor If Mesaba's on-time factor (calculated in accordance with Section 2.10(b)) is less than [*] for a Performance Period, Northwest shall receive from Mesaba [*] during the applicable Performance Period. If Mesaba's on-time factor is greater than [*] for a Performance Period, Northwest shall pay to Mesaba [*] during the applicable Performance Period, and if Mesaba's on-time factor is greater than [*] for such Performance Period, Northwest shall also pay to Mesaba an additional [*] during such Performance Period.

          (c) Mishandled Luggage Factor. If Mesaba's incidences of mishandled luggage (calculated in accordance with Section 2.10(c)) is greater than [*] per 1,000 enplaned revenue passengers for a Performance Period, Northwest shall receive from Mesaba [*] during the applicable Performance Period. If Mesaba's incidences of mishandled luggage is less than [*] per 1,000 enplaned revenue passengers for a Performance Period, Northwest shall pay to Mesaba [*] during the applicable Performance Period, and if Mesaba's incidences of mishandled luggage is less than [*] per 1,000 passengers for such Performance Period, Northwest shall also pay to Mesaba additional [*] during such Performance Period.

          (d) Customer Complaints Factor. If Mesaba's number of customer complaints (calculated in accordance with Section
     2.10(d)) is greater than [*] per 1,000 enplaned revenue passengers for a Performance Period, Northwest shall receive from Mesaba [*] during the applicable Performance Period. If Mesaba's number of customer complaints is less than [*] per 1,000 enplaned revenue passengers, and if Mesaba's number of customer complaints is less than [*] per 1,000 enplaned revenue passengers for such Performance Period, Northwest shall also pay to Mesaba an additional [*] during such Performance Period.

           (e) Operational Oversales Factor. If the number of denied boardings by Mesaba due to operational oversales (calculated in accordance with Section 2.10(e)) is greater than [*] per 1,000 enplaned revenue passengers for a Performance Period, Northwest shall receive from Mesaba [*] during the applicable Performance Period. If the number of denied boardings by Mesaba due to operational oversales is less than [*] per 1,000 enplaned revenue passengers for a Performance Period, Northwest shall pay to Mesaba [*] for such Performance Period.

           (f) Average Denied Boarding Compensation Factor. If Mesaba's average denied boarding compensation is greater than [*] for a Performance Period, Northwest shall receive from Mesaba [*] during the applicable Performance Period.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     If  Mesaba's  average denied boarding compensation  is  less
     than  [*],   Northwest  shall pay to  Mesaba  [*]  for  such
     Performance Period.  [*]

          (g) Involuntary Denied Boarding Factor. If the number of involuntary denied boardings by Mesaba is greater than [*] per 1,000 enplaned revenue passengers for [*] or if thereafter the number of involuntary denied boardings by Mesaba is greater than [*] per 1,000 enplaned revenue passengers for any [*], Northwest shall receive from Mesaba [*] during the applicable Performance Period. If the number of involuntary denied boardings by Mesaba is less then [*] per 1,000 enplaned revenue passengers for a Performance Period, Northwest shall pay to Mesaba [*] for such Performance Period.

          (h)  Reconciliation of Performance Standards.  For each
     Performance   Period,   (i)   Mesaba   shall    prepare    a
     reconciliation of its actual performance to the targeted performance with respect to its completion factor and its on-
     time   factor   and   (ii)   Northwest   shall   prepare   a
     reconciliation  of Mesaba's actual performance  to  targeted
     performance   with   respect  to  Mesaba's   incidences   of
     mishandled luggage, its number of customer complaints, its number of denied boardings due to operational oversales, its average denied boarding compensation factor and its number of involuntary denied boardings. Such reconciliations will be completed and delivered to the other within thirty (30)
     days  after  the end of each Performance Period.   Northwest
     and Mesaba will have the right to audit the reconciliation prepared by the other and shall report any discrepancies to the other. Any discrepancy not reported in writing within sixty (60) days of the end of any Performance Period shall
     be  deemed  waived.   The payment of  any  discrepancy  from
     Mesaba shall be handled as a disputed amount in accordance with Section 5.7.

           (i) Additional Performance Criteria. During the term of this Agreement, Northwest may propose other performance criteria for Mesaba's operations pursuant to this Agreement. The parties agree that they will meet upon the introduction of such additional performance goals for Northwest's operations, to develop similar performance targets for Mesaba, taking into account the differences in operations between the two companies, and shall use their best commercially reasonable efforts to develop a system of incentives and penalties for Mesaba's performance with respect thereto in a manner consistent with the performance standards agreed to herein.

     Section V.6    Annual Payments with Respect to [*].

           (a)   Calculation of [*].  Not later than ninety  (90)
     days following the end of each fiscal year of Mesaba ending during the term of this Agreement, Mesaba shall calculate and deliver to Northwest its [*].

           (b) [*] If the [*] for such fiscal year is less than the applicable [*], Northwest shall receive from Mesaba an amount determined as follows:

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     [*]

           (c)   [*]   If the [*] is greater than [*],  Northwest
     shall receive from Mesaba an amount determined as follows:

     [*]

           (d) Audit of [*] Northwest shall have the right to audit the calculation of [*] and shall report any disputes to Mesaba. Any dispute not reported to Mesaba in writing within thirty (30) days of the receipt of the [*] by Northwest shall be deemed waived. The payment in respect of any dispute shall be handled as a disputed amount in accordance with Section 5.7.

          (e) Calculations with Respect to Fiscal 1998. For the fiscal year ending March 31, 1998, [*] shall be calculated with respect to the twelve month period ending March 31, 1998 (which shall include the three month period immediately preceding the Effective Date), and for purposes of such calculations a [*] shall be calculated for such three month period (i) in accordance with Section 5.3(c) as if Section 5.3(c) were in effect during such period and (ii) assuming [*] for such purposes equals [*].

      Section V.7 Billing. Northwest shall bill Mesaba on a monthly basis in respect of amounts owed to Northwest by Mesaba under this Agreement. If such billed items are not paid by Mesaba to Northwest or disputed by Mesaba within thirty (30) days of the statement date, Northwest may offset the aggregate amount of undisputed items against the next scheduled wire transfer pursuant to Section 5.2(b). Disputed amounts must be paid by Mesaba to Northwest when the dispute is resolved, provided that Northwest may set off such amount against the next scheduled wire transfer pursuant to Section 5.2(b) if the formerly disputed amount is not paid within seven (7) days of resolution.
Northwest  may  also  offset  against  the  next  scheduled  wire transfer pursuant to Section 5.2(b) the amount of any rent payment under any Sublease with respect to which Mesaba shall have defaulted and shall have failed to cure before the expiration of any applicable grace period.

     Section V.8    Credit Card Chargebacks.

          (a) Mesaba shall be billed for credit card chargebacks resulting from Mesaba's noncompliance with Northwest's credit card acceptance procedures. Northwest shall apply the same chargeback procedures and standards to Mesaba as applied to Northwest by Northwest's credit card contractors. Northwest shall furnish Mesaba with copies of all agreements with its credit card contractors.

           (b) With respect to all credit card charge forms returned to Mesaba by Northwest, Northwest will furnish Mesaba with a complete written explanation of the reason therefor accompanied by relevant documentation received from the credit card issuer or credit card holder.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

            (c) Upon receipt of a chargeback, Mesaba shall have a reasonable period of time, but not to exceed 60 days, to
     review  the  validity  of  the chargeback  notice.   If  the
     chargeback is valid (within the scope of the circumstances for the chargeback), Mesaba shall remit to Northwest a gross
     amount  equal  to  such credit card  charge  form.   If,  in
     Mesaba's good faith opinion, the chargeback is not valid, Mesaba will so notify Northwest and provide Northwest with a complete written explanation of the transaction together with any necessary supporting documentation within the 60-day period.

            (d) All revisions to Northwest's credit card procedures must be in writing and must be submitted to Mesaba at least 30 days in advance of the effective date of such procedures or such shorter notification period as Northwest may utilize in notifying its own personnel. All warning notices must be current and stored in Northwest computerized reservation credit card credit check system and accessible to Mesaba on the transaction date.


                           ARTICLE VI

        REPORTING OBLIGATIONS, AUDITING AND INSPECTIONS

     Section VI.1   Reporting Obligations.

           (a) Certain Notices to Northwest. Mesaba shall give prompt written notice to Northwest of (a) any litigation involving an uninsured claim of more than $1,000,000 against Mesaba, (b) any proceeding before any governmental agency which, if adversely determined, would materially and adversely affect Mesaba's financial condition, affairs, operations or prospects, (c) any other matter which would materially and adversely affect the financial condition, affairs, operations or prospects of Mesaba or its ability to perform its obligations under this Agreement, and (d) any proposed capital expenditures in excess of $1,000,000. Mesaba shall also report to Northwest not later than the last day of each month its completion factor and on-time factor for the prior month.

           (b) Financial and Reporting Covenants. Mesaba shall provide to Northwest promptly following the filing or providing thereof copies of all financial statement, reports, notices and proxy statements filed with or provided to the Securities and Exchange Commission by Mesaba. Mesaba shall also promptly provide to Northwest notice of and adequate information regarding any material weaknesses or reportable conditions noted in any management letters received by Mesaba from its independent auditors and Mesaba's responses thereto.

          (c) Certain Notices to Mesaba. Northwest shall report to Mesaba not later than the last day of each month the number of incidences of mishandled luggage, the number of customer complaints, the number of denied boardings due to operational oversales, the average amount of denied boarding

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment compensation for Scheduled Flights, the [*] and the number of involuntary denied boardings during the prior month.
     Northwest shall give prompt written notice to Mesaba of any litigation or proceeding before any governmental agency or any other matter, including Governmental Regulations, which, if adversely determined, would materially adversely affect
     Northwest's ability to perform its obligations under this Agreement.

     Section VI.2   Audits.

           (a) Compliance Audits. Upon the reasonable prior written request by Northwest made not more frequently than once every twelve (12) months, Mesaba shall make available its books and the books of Holdings and all other direct and indirect subsidiaries of Holdings, and records for its operations with respect to this Agreement available for inspection by Northwest. Northwest shall also be entitled to make copies and notes of such information as it deems necessary and to discuss such records and the finances and accounts of Mesaba with its Chief Financial Officer or other employee or agent of Mesaba knowledgeable about such records.

           (b) Inventory Audits. At the end of each fiscal year during the term of this Agreement, Mesaba and Northwest shall conduct an annual inventory audit of all spare parts, tooling and ground support equipment owned by Northwest and leased to Mesaba or owned by Northwest and supplied to Mesaba. Such audit shall tabulate the quantity and type of all spare parts and ground support equipment including recognition of spare parts and ground support equipment which were scrapped in the preceding year. Such audit, when completed and agreed to by both parties, shall be final.

      Section VI.3 Inspections. Northwest shall be entitled to conduct on-site observations of Mesaba's in-flight service, flight, maintenance, technical operations, gate-check in service, ground operations, Aircraft cleaning and any and all other services and operations performed under this Agreement to monitor Mesaba's operations in the same manner as similar functions are evaluated at Northwest. The purpose of such inspections shall be to determine Mesaba's compliance with applicable Governmental Regulations, state and local laws, equipment manufacturer's instructions and the standards established by this Agreement. Mesaba's operation will be evaluated according to the same standard as Northwest taking into account the differences in size and operational capabilities between the two airlines. Such inspections may be announced or unannounced, but under no circumstances shall they interfere with the operation of Mesaba's business. Northwest shall report the findings of any such inspection to Mesaba in writing. Mesaba shall provide a timely written response detailing a plan of corrective action to remedy any deficiencies noted in an inspection. If any deficiency comes to the attention of Mesaba through audits or any other means, Mesaba shall take immediate corrective action.

      Section  VI.4    Confidentiality.  Each  of  Northwest  and
Mesaba  agrees that, except as otherwise required by Governmental
Regulations or any other applicable law, it shall not disclose to

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment others and shall keep confidential the terms of this Agreement and any confidential, non-public information concerning the other that it obtains as a result of or pursuant to this Agreement.


                          ARTICLE VII

                    NORTHWEST IDENTIFICATION

      Section VII.1 Use of Identification. Northwest shall establish and maintain an Identification for its program of affiliation with Mesaba for Regional Airline Services and Mesaba is granted the right to use such Identification pursuant to
Section 2.2 and this Article VII. From time to time, Northwest may change the Identification applicable to the program, including program designation and trademark. Northwest shall have complete discretion to change the Identification applicable to the program. Such substitute Identification shall be used by Mesaba in lieu of any prior name to identify Mesaba's association with the program. If Northwest changes the Identification, Mesaba shall, as soon as practicable make such changes as are requested by Northwest to utilize the new name of the program and Northwest shall be liable for the reasonable expenses incurred by Mesaba in making such changes.

      Section VII.2 Ownership of the Identification. Mesaba hereby acknowledges Northwest's ownership of the names "Northwest" and "Northwest Airlink" and all related
Identification and further acknowledges the validity of the Identification. Mesaba agrees that it will not do anything which in any way infringes or abridges Northwest's rights in the Identification or directly or indirectly challenges the validity of the Identification.

      Section VII.3 Nonexclusive License. To the extent that Mesaba is licensed to use the Identification in accordance with this Agreement, Mesaba will use such Identification only in a manner permitted by Northwest or in conjunction with the services specifically contemplated by this Agreement. Nothing in this Agreement shall be construed to abridge Northwest's right to use and/or to license the Identification, and Northwest hereby reserves the right to the continued use of all the Identification, to license such other uses of the Identification and to enter into such agreements with other carriers providing for arrangements similar to those with Mesaba as Northwest may desire. No term or provision of this Agreement shall be construed to preclude the use of the trademark "Northwest Airlink" or other mark as a trademark of an affiliation program with Northwest or the use of any other Northwest Identification by other individuals or corporations not covered by this Agreement.

      Section VII.4 Revocation of License Upon Termination of Agreement. Should this Agreement be canceled or otherwise terminated for any reason, all right to use the Identification provided Mesaba hereby shall immediately revert to Northwest and, except as otherwise permitted under the Regional Jet Services Agreement or any successor thereto, shall not thereafter be used by Mesaba in connection with any operations of Mesaba. Mesaba

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment shall,  in  such event, promptly, but in any event within  ninety
(90) days (one hundred twenty (120) days with respect to any distinctive color scheme), take such action as may be necessary to change its facilities, equipment, uniforms and supplies to avoid any customer confusion or the appearance that Mesaba is continuing to have an operating relationship with Northwest.

      Section VII.5 Alteration or Amendment of License. At any time during the life of the Agreement, Northwest may alter or amend the license to use the Identification granted under this Agreement so long as Mesaba's rights hereunder are not diminished, and may, subject to Section 7.1, require Mesaba to use new or different Northwest Identification.


                          ARTICLE VIII

                         TAXES AND FEES

      Section VIII.1 Taxes and Fees. Mesaba shall be liable for and shall pay to Northwest the amount of any taxes, license fees, assessments, and other charges, together with any interest and penalties thereon, in any manner levied, assessed, or imposed upon Northwest by any federal, state, or local taxing or airport authority, but excluding any amount due with respect to income or similar taxes, as a result of or attributable to its performance of services to and for Mesaba pursuant to this Agreement. Notwithstanding the foregoing, Mesaba may, in good faith, protest or otherwise contest judicially or administratively in its name or in Northwest's name, at its expense, the validity or applicability of any such additional or increased taxes, licenses, license fees, assessments, and other charges and such payments to Northwest shall not be due until such protest is decided with finality or if early payment is required, at the time such payment is actually made.

      Section VIII.2 Ticket Tax. All taxes imposed upon the transportation of persons by air under Internal Revenue Code
Section 4261, as of the Effective Date or as subsequently amended, shall be for Northwest's account.


[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

                           ARTICLE IX

            LIABILITY, INDEMNIFICATION AND INSURANCE

     Section IX.1   Independent Contractor.

           (a)   Except  for  the  limited purpose  described  in
     Section 5.1 hereof, Mesaba shall act as an independent contractor. The employees, agents and/or independent contractors of Mesaba engaged in performing any of the services Mesaba is obligated to perform pursuant to this Agreement shall be employees, agents and independent contractors of Mesaba for all purposes and under no circumstances shall employees, agents or independent contractors of Mesaba be deemed to be employees, agents or independent contractors of Northwest. Except for the limited purpose described in Section 5.1 hereof, in its performance of obligations under this Agreement, Mesaba shall act, for all purposes, as an independent contractor and not as an agent for Northwest. Northwest shall have no supervisory power or control over any employees, agents or independent contractors engaged by Mesaba in connection with Mesaba's performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Northwest to a designated representative of Mesaba. Nothing contained in this Agreement is intended to limit or condition Mesaba's control over its operation or the conduct of its business as an air carrier, and Mesaba assumes all risks of financial losses which may result from the operation of the air services to be provided by Mesaba hereunder.

           (b) Northwest shall act as an independent contractor. The employees, agents and/or independent contractors of Northwest engaged in performing any of the services Northwest is to perform pursuant to this Agreement shall be employees, agents and independent contractors of Northwest for all purposes and under no circumstances shall employees, agents and independent contractors of Northwest be deemed to be employees, agents or independent contractors of Mesaba. In performing its obligations under this Agreement, Northwest shall act, for all purposes, as an independent contractor and not as an agent for Mesaba. Mesaba shall have no supervisory power or control over any employees, agents or independent contractors engaged by Northwest in connection with the performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Mesaba to a designated representative of Northwest. Nothing contained in this Agreement is intended to limit or condition Northwest's control over its operation or the conduct of its business as an air carrier.

      Section IX.2 Indemnification. Each party assumes full responsibility for any and all liability to its own officers, employees or agents on account of injury or death resulting from or sustained in the performance of their respective services under this Agreement. Each party shall indemnify, defend, protect, save and hold harmless the other party, its officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages and losses (including the costs, fees and expenses in connection therewith and incident

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment thereto) brought against the other party, its officers, employees or  agents  by  or on behalf of any other person,  by  reason  of damage  to  or  destruction of property of any  such  person,  or injury  to or death of such person, caused by or arising  out  of any  act  or  omission by the indemnifying party occurring  while this  Agreement  is  in effect.  Notwithstanding  the  foregoing, neither  party  shall be liable for indemnifying  the  other  for claims  of  third  parties if caused by the gross  negligence  or wilful misconduct of the other.  Each party shall give the  other party prompt and timely notice if it has actual knowledge of  any claim  made or suit instituted against the other party  which  in any way results in indemnification hereunder, and the other party shall  have the right to compromise or participate in the defense
of  such  claim  or suit to the extent of its own interest.   The
obligations  of  Mesaba  and Northwest under  the  indemnity  and insurance provisions contained herein shall remain in effect  and
shall   survive  without  limitation  the  termination  of   this
Agreement with respect to any occurrence or claims arising during the term of or in connection with this Agreement.

     Section IX.3   Insurance.

          (a) Mesaba agrees, at its sole expense, to maintain in full force and effect the following insurance coverages with respect to Regional Airline Services:

                 (1) Workers' compensation and occupational disease insurance, subject to the laws of the states wherein this Agreement is being performed. Such coverage shall include employers liability insurance up to a limit of at least [*].

                (2) Comprehensive airline and property damage liability insurance with limits of not less than [*] combined single limit per occurrence, including, but not limited to, aircraft liability, passenger legal liability, premises and property damage liability, hangar keepers liability and baggage and cargo liability. Such insurance shall include endorsements for personal injury and contractual liability.

               (3)  All risk hull insurance on the Aircraft.

           (b) Prior to the commencement of Regional Airline Services under this Agreement, Certificates of Insurance shall be delivered to Northwest evidencing compliance with the insurance terms of this Agreement. All of the above insurance shall be written through a company or companies reasonably satisfactory to Northwest, and the Certificates of Insurance shall be of a type that unconditionally obligates the insurer to notify Northwest in writing at least thirty (30) days in advance of the effective date in the event of any material change in or cancellation of such insurance. The policies of insurance required by paragraphs
     (2) and (3) of Section 9.3(a) shall provide coverage for events which occur during the policy period, are continuing in nature and not on a claims made basis, and shall include endorsements that provide:

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

                (1)   That the Underwriters acknowledge that  the
     indemnification  and  hold  harmless  provisions   of   this
     Agreement are insured under Mesaba's blanket contractual liability coverage.

                (2) That Northwest, its officers, agents and employees are named as an additional insureds thereunder.

               (3) That the insurance is primary with respect to the matters within such coverage, irrespective of any insurance carried by Northwest.

                (4) That as respects the interest of Northwest, the insurance shall not be invalidated by any breach of warranty by Mesaba.

               (5) That provide a severability of interest/cross liability endorsement.

                (6)  That the insurer shall waive its subrogation
     rights   against   Northwest,  its  officers,   agents   and
     employees.

                (7) That any waiver of rights of subrogation against other parties by Mesaba will not affect the coverage provided with respect to Northwest.


                           ARTICLE X

                       TERM; TERMINATION

      Section X.1 Term. This Agreement shall commence on and shall be effective as of July 1, 1997 (the "Effective Date") and, unless earlier terminated as provided herein, shall continue until June 30, 2007.

     Section X.2    Termination by Either Party.

           (a) In the event that either Mesaba or Northwest (i) makes a general assignment for the benefit of creditors or becomes insolvent, (ii) files a voluntary petition in bankruptcy, (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, (iv) commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors,
     (v) becomes the object of any proceeding or action of the type described in (iii) or (iv) above and such proceeding or action remains undismissed or unstayed for a period of at least thirty (30) days, or (vi) is divested of a substantial part of its assets for a period of at least thirty (30) days, then the other party may by written notice terminate this Agreement immediately.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

           (b) Except as otherwise provided in Section 10.3, in the event of a breach of a nonmonetary provision of this Agreement by either party remaining uncured for more than thirty (30) days after receipt of written notification of such default by the nondefaulting party, or in the case of a breach requiring more than thirty (30) days notice to cure, the defaulting party does not begin and pursue with due diligence a method of cure within thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party, then the nondefaulting party may terminate this Agreement at its sole option.

           (c) In the event of a breach of a monetary provision of this Agreement by either party and such default remaining uncured for more than ten (10) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party, then the nondefaulting party may terminate this Agreement at its sole option.

      Section X.3 Termination by Northwest. Notwithstanding the provisions of Section 10.2(b), Northwest shall have the right to terminate this Agreement immediately and at its sole option if:

           (a) Mesaba shall default in the payment of any rental payment due under any Sublease and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived.

           (b) Mesaba shall default with respect to any other terms of any Sublease, such default shall continue for more than the period of grace, if any, specified therein and such default shall constitute an "event of default" thereunder.

          (c)  Mesaba shall fail to comply with the provisions of
     Section 9.3 and, as a result thereof, the insurance required thereunder is not in effect.

          (d) More than [*] of the Aircraft are not operated for more than [*] consecutive days or [*] of the Aircraft are not operated for more than [*] consecutive days, in either case other than as a result of a FAA order which grounds a specific Aircraft type of all air carriers.

           (e) Mesaba's DOT Certification is for any reason suspended or revoked or otherwise not in full force and effect so as to permit Mesaba to perform the Regional
     Airline Services required under this Agreement.

           (f) The person elected to replace Bryan K. Bedford as Chief Executive Officer of Mesaba and Holdings and any successor Chief Executive Officer of Mesaba and Holdings shall not be reasonably acceptable to Northwest.

           (g) The Board of Directors of Mesaba and Holdings shall fail to nominate and recommend for election by the stockholders of Mesaba and Holdings a sufficient number of

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Northwest Nominees so that if each such Northwest Nominee were elected there would be three (3) directors designated by Northwest then serving on the Boards of Directors of Holdings and Mesaba, or the Boards of Directors of Mesaba and Holdings shall fail to elect a Northwest Nominee to fill a vacancy created by the death, resignation or removal of another director previously designated by Northwest.

          (h) Holdings shall have failed to deliver to Northwest the Stock Purchase Warrant on or before October 31, 1997 or shall not have a sufficient number of authorized shares available for reservation with respect to the number of shares to be purchased on exercise of the Stock Purchase Warrant taking into account all other prior reservations of common stock by Holdings.

     Section X.4 Early Termination. Notwithstanding any other provision of this Agreement, each of Northwest and Mesaba shall have the right to terminate this Agreement and the Subleases without cause upon three hundred sixty-five (365) days' prior written notice to the other; provided such notice may not be given prior to July 1, 2000.

     Section X.5 Change in Control. Notwithstanding any other provision of this Agreement, Northwest shall have the right to terminate this Agreement immediately and at its sole option upon the occurrence of any one or more of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a
     "Person")) (other than Northwest) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Holdings (the "Outstanding Holdings Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Holdings entitled to vote generally in the election of directors (the "Outstanding Holdings Voting Securities"); provided, however, the term "Person" as used in this Section 10.5(a) shall not include Northwest, any Northwest assignee or transferee, or Carl R. Pohlad and his family or any affiliate of Carl R. Pohlad which beneficially owns directly or indirectly shares of Holdings common stock as of the date hereof;

           (b) Approval by the Board of Directors of Mesaba or Holdings of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Holdings Common Stock and Outstanding Holdings Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Holdings or

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

     Mesaba through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Holdings Stock and Outstanding Holdings Voting Securities, as the case may be; or

           (c) Approval by the Board of Directors of Mesaba or Holdings of (i) a complete liquidation or dissolution, or
     (ii) the sale or other disposition of all or substantially all of the assets of Mesaba or Holdings, other than to a corporation with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Holdings Common Stock and Outstanding Holdings Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition of the Outstanding Holdings Common Stock and Outstanding Holdings Voting Securities, as the case may be.


                           ARTICLE XI

                      WET LEASE AGREEMENT

      Section XI.1 Acknowledgment of Wet Lease Agreement. Northwest acknowledges (i) that certain of the Aircraft are subject to the Wet Lease Agreement, (ii) that certain of the Scheduled Flights to be operated pursuant to this Agreement will be operated pursuant to the terms of the Wet Lease Agreement, and
(iii) that to the extent this Agreement imposes obligations on Mesaba with respect to the use of the Identification, the use of other airline designators, the provision of personnel and dispatch control, aircraft maintenance and insurance such obligations shall be deemed to be satisfied by compliance with and enforcement of the terms of the Wet Lease Agreement notwithstanding any express terms in this Agreement otherwise, and Mesaba's compliance with and enforcement of the terms of the Wet Lease Agreement to provide Scheduled Flights for Regional Airline Services will not result in a Default under this Agreement. Mesaba acknowledges that Section 3.7 shall not apply to any Aircraft which are subject to the Wet Lease Agreement.

     Section XI.2   [*].

      Section XI.3 Performance Standards. During the term of the Wet Lease Agreement, the performance standards set forth in
Section 2.10 shall be determined solely with reference to Scheduled Flights operated by Mesaba which shall exclude Scheduled Flights operated by Express Airlines I, Inc. pursuant to the Wet Lease Agreement.


[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

      Section XI.4 Calculation of Incentives and Penalties. During the term of the Wet Lease Agreement, the incentives and penalties payable pursuant to Section 5.5 shall be calculated based on the number of enplaned revenue passengers on Scheduled Flights operated by Express Airlines I, Inc. pursuant to the Wet Lease Agreement, during the applicable Performance Period.


                          ARTICLE XII

                         MISCELLANEOUS

     Section XII.1 Limitation on Performance. The obligation of either Northwest or Mesaba to perform under the terms of this Agreement shall be limited or modified by, and neither carrier shall be deemed to be in default hereunder as a result of any of the following causes:

           (a) Acts of God or the public enemy, civil war, insurrections or riots; fires, floods, explosions, embargoes, earthquakes or serious accidents, epidemics, or quarantine restrictions; any act of government, governmental priorities, allocations, orders or Governmental Regulations affecting materials or facilities, inability after due and timely diligence to procure materials, accessories, equipment or parts; or due to any other cause to the extent it is beyond that carrier's practical control or not occasioned by that carrier's fault or negligence.

           (b) Cessation, slow-down or interruption of work, or any other labor disturbance involving Northwest.

      Section XII.2 Mutual Cooperation. Northwest and Mesaba shall use their best efforts to cooperate with each other in performing their respective obligations under this Agreement.

      Section XII.3 Representations and Warranties. Except as expressly set forth herein, neither Northwest, Holdings nor Mesaba shall make any representations or warranties, expressed or implied, under or in connection with this Agreement.

      Section XII.4 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

      Section XII.5 Governing Law. This Agreement shall be governed in accordance with the laws of the State of Minnesota.

      Section XII.6 Interline and Other Agreements. Northwest agrees, to the extent it has the right to do so, to permit Mesaba to avail itself of all its rights, privileges and amenities pursuant to its interline agreements and all industry trade or other agreements between Northwest and any other air carriers. Northwest shall take all action and execute such documents as may be necessary to enable Mesaba to avail itself of the maximum benefits afforded by such agreements.

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

      Section XII.7 Notices. All notices given hereunder shall be given in writing and shall be delivered in person or deposited in the United States mail, certified or registered mail, return receipt requested, with adequate postage prepaid, or given by express courier, telex, facsimile, or other expedient written means, addressed as follows:


     If to Northwest:         Northwest Airlines, Inc.
                              Department A6100
                              5101 Northwest Drive
                              St. Paul, Minnesota 55111-3034
                              Attn: Vice President - Market Planning
                              Facsimile No: (612) 727-7113

     With copies to:          Northwest Airlines, Inc.
                              Department A1180
                              5101 Northwest Drive
                              St. Paul, Minnesota 55111-3034
                              Attn: Senior Vice President,
                              General Counsel and Secretary
                              Facsimile No: (612) 726-7123

                              Northwest Airlines, Inc.
                              Department A6030
                              5101 Northwest Drive
                              St. Paul, MN 55111-3034
                              Attn: Director of Airlink Planning
                              Facsimile No: (612) 727-7110


     If to Mesaba or          Mesaba Aviation, Inc.
          Holdings:           7501 26th Avenue South
                              Minneapolis, Minnesota 55450
                              Attn: President
                              Facsimile No: (612) 726-1568

     With a copy to:          Mesaba Aviation, Inc.
                              7501 26th Avenue South
                              Minneapolis, Minnesota 55450
                              Attn: Vice President-Administration
                              and General Counsel
                              Facsimile No: (612) 726-1568
or to such other address as the respective parties hereto shall designate by notice in writing to the other party. Notices shall be deemed received and given on the date of delivery or the date of refusal of delivery as shown by the return receipt.

      Section XII.8 Parties. Except as provided to the contrary herein, this Agreement, and the rights and obligations created hereunder, shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns.

     Section XII.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

      Section XII.10 Severability. If any term of this Agreement shall be judicially determined to be illegal, invalid or unenforceable at law or in equity, it shall be deemed to be void and of no force and effect to the extent necessary to bring such term within the provisions of any such applicable law or laws, and such terms as so modified and the balance of the terms of this Agreement shall remain enforceable.

      Section  XII.11  Captions, Section Headings  and  Table  of
Contents.   Captions, section headings and the Table of  Contents
used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

       Section   XII.12   Availability  of  Equitable   Remedies;
Procedures.

           (a) In the event of a breach by either party of any provision of this Agreement, the nonbreaching party may give notice thereof to the breaching party, which notice shall specify in reasonable detail the nature of the breach and shall demand that the breaching party either cure the breach or refrain from conduct constituting the breach (herein the "conduct"), as may be applicable. If (i) the breaching party has not cured the breach or refrained from the conduct, as may be applicable, within ten (10) days following receipt of the notice from the nonbreaching party, or (ii) the breaching party does not begin within ten (10) days following receipt of the notice to pursue with reasonable diligence a method of cure or begin to take steps toward ceasing the conduct where the breach or conduct is such that it requires more than ten (10) days to cure or to cease, as may be applicable, then the nonbreaching party may seek to compel performance by the breaching party in accordance with the provisions of paragraph (b) below. If, upon receiving a notice contemplated by this paragraph (a), a breaching party believes that a breach has not occurred or that the conduct specified in the notice does not constitute a breach of the provisions of this Agreement, but the breaching party nonetheless cures the alleged breach or refrains from the conduct within ten (10) days following receipt of such notice, such party may thereafter proceed in accordance with the provisions of paragraph (b) below to seek a determination of whether a breach occurred or whether the specified conduct constituted a breach of the provisions of this Agreement.

           (b)  Because  a  breach  of  the  provisions  of  this
     Agreement could not adequately be compensated by money damages, any party shall be entitled, following notification in accordance with the provisions of paragraph (a) above, to an injunction restraining such breach or threatened breach and to specific performance of any provision of this Agreement and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance. Further, in the event any party refrains from the conduct of any activity alleged in a notice received pursuant to paragraph (a) above to constitute a breach of the provisions of this Agreement, such party may thereafter proceed promptly to bring an action in the District Court, County of Hennepin, State of Minnesota, for an expedited judicial determination as to whether the conduct specified constitutes a breach of the provisions of this Agreement and, upon a determination that the conduct does not constitute a breach, such party may promptly thereafter recommence such conduct.

      Section XII.13 Exhibits. The Exhibits attached hereto are intended to be an integral part of this Agreement and are incorporated into the Agreement by reference for all purposes.

      Section XII.14 Integration and Entire Agreement. This Agreement (including the Exhibits) and the Subleases and the ancillary documents entered into in connection therewith are intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the subject matter herein and therein set forth. This Agreement may only be amended or modified by a written agreement between Mesaba and Holdings, on the one hand, and Northwest, on the other, which specifically references this Agreement and expressly provides for such amendment. This Agreement is entirely separate from and unrelated to the Regional Jet Services Agreement.

      Section  XII.15 Relationship of Parties.  Nothing  in  this
Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.

      Section XII.16 Stock Purchase Warrant. Holdings agrees to deliver to Northwest not later than the close of business on October 31, 1997 an executed stock purchase warrant in the form attached hereto as Exhibit F (the "Stock Purchase Warrant").

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


MESABA AVIATION, INC.              NORTHWEST AIRLINES, INC.

By:/s/Bryan K. Bedford                  By:/s/J. Timothy Griffin
   --------------------------              ----------------------
  Name:  Bryan K. Bedford                  Name:  J.  Timothy Griffin
  Title: President and Chief               Title:  Senior Vice President
         Executive Officer                     Market Planning and Systems

MESABA HOLDINGS, INC.

By:/s/Bryan K. Bedford
   ------------------------
  Name: Bryan K. Bedford
  Title: President and Chief
         Executive Officer

                           EXHIBIT A

[*]


[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

                    EXHIBIT B - PASS POLICY


[*]


[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

                           EXHIBIT C

                    AIRPORT FACILITIES - MSP

      The attached diagrams define the exclusive space for use by Mesaba at MSP. Rental rates chargeable to Mesaba for the defined space shall be [*]. Utility expense chargeable to Mesaba for the defined space shall be [*]. All other space utilized by Mesaba at MSP will be billed directly by the MAC in accordance with current practice and paid for [*].


[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

                           EXHIBIT D

                    AIRPORT FACILITIES - DTW

      The attached diagrams define the exclusive space for use by Mesaba at DTW. Rental rates chargeable to Mesaba for the defined space shall be [*]. Utility expense chargeable to Mesaba for the defined space shall be [*].


[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

                EXHIBIT E - SAMPLE CALCULATIONS


[*]

[*] Confidential material omitted and filed separately with the Securities and Exchange Commision pursuant for a request for confidential treatment

                           EXHIBIT F

                 FORM OF STOCK PURCHASE WARRANT


        [Definitive Warrant Agreement filed separately by Registrant.]